News Release
For Immediate Release

Contact:   John Marino, President and Chief Financial Officer (561) 616-3020

1st United Bancorp, Inc. Closes on the Purchase of Citrus Bank Branches and Loans

Boca Raton, FL, August 15, 2008 – 1st United Bancorp, Inc. (“1st United”) announced today that it has closed on the purchase of the branch network, substantially all of the deposits and much of the loan portfolio of Citrus Bank, headquartered in Vero Beach, Florida. Citrus Bank is the wholly-owned subsidiary of Citrus Financial Services, Inc. which is owned by CIB Marine Bancshares, Inc. headquartered in Pewaukee, Wisconsin.

1st United acquired a 6 branch network with offices located in Vero Beach, Sebastian, Barefoot Bay, Boca Raton, North Miami Beach and Coral Gables and assumed the deposits serviced at these offices totaling approximately $90 million. 1st United also acquired approximately $44 million in loans. On or about October 31, 2008, 1st United plans to close Citrus Bank’s Boca Raton, North Miami Beach and Coral Gables locations and service these customers out of existing nearby 1st United branches. 1st United paid the purchase price with $3 million in cash and issued 136,364 shares of 1st United common stock. In addition, 1st United will make potential earn-out payments in the aggregate of $1.5 million payable over two years based on the retention of the assumed deposits in the transaction.

“We are very excited to expand our franchise to Vero Beach, Sebastian in Indian River County and Barefoot Bay in Brevard County and at the same time increase the base of customers at our existing Boca Raton and North Miami banking centers,” said Rudy Schupp, Chief Executive Officer of 1st United. “We are very familiar with these communities and look forward to making available our products and services to the Citrus Bank customers as we work to further expand these markets,” said Schupp. “Citrus Bank is a high-quality bank with terrific employees whose brand of customer service is consistent with 1st United’s mission to put the customer 1st.”

“The employees of Citrus in each of their markets have done a terrific job of providing quality customer service and we look forward to joining forces with their team as they become part of 1st United,” added Bill Spute, Chief Banking Officer of 1st United Bank.

In addition to the newly acquired branches, 1st United Bank, headquartered in Boca Raton, Florida, operates 11 branches: 4 in Palm Beach County, 6 in Broward County and 1 in North Miami Beach. At June 30, 2008, 1st United had assets of approximately $563 million, loans of $440 million, deposits of $398 million and capital of approximately $88 million.

Forward Looking Statements:

Any non-historical statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current plans and expectations that are subject to uncertainties and risks, which could cause our future results to differ materially. The following factors, among others, could cause our actual results to differ: our ability and the costs to integrate acquisitions; the loss of key personnel; our need and our ability to incur additional debt or equity financing; the strength of the U.S. economy and the local economies where we conduct operations; the accuracy of our financial statement estimates and assumptions; the effects of our lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; harsh weather conditions; fluctuations in inflation, interest rates, or monetary policies; changes in the stock market and other capital and real estate markets; legislative or regulatory changes; increased competition and its effect on pricing; technological changes; security breaches and computer viruses that may affect our computer systems; changes in consumer spending and savings habits; our growth and profitability; changes in accounting; anti-takeover provisions under Federal and state law as well as our Articles of Incorporation and our bylaws; and our ability to manage the risks involved in the foregoing. Additional factors can be found in our filings with the SEC, which are available at the SEC’s internet site (http://www.sec.gov). Forward-looking statements in this press release speak only as of the date of the press release, and we assume no obligation to update forward-looking statements or the reasons why actual results could differ.